UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2021

ALARM.COM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive	Suite 100	Tysons	Virginia	22102
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALRM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

At the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Alarm.com Holdings, Inc. (the “Company”), and as further described in Item 5.07 below, upon the recommendation of the Company’s Board of Directors (the “Board of Directors”), the Company’s stockholders voted on and approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term (“Proposal 5”).

In connection with Proposal 5, the Board of Directors approved conforming amendments to the Company’s Amended and Restated Bylaws (“Bylaws”) contingent upon the effectiveness of the Charter and stockholder approval and implementation of Proposal 5.

This description is a summary of the amendments to the Charter and is qualified in its entirety by reference to Proposal 5 in the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on April 29, 2021 (the “Proxy Statement”) and the full text of the redlined Charter filed as Appendix A to the Proxy Statement. Further, this description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The amendments to the Company’s Charter became effective on June 10, 2021 upon filing of a certificate of amendment with the Secretary of State of Delaware. The amendments to the Company’s Bylaws also became effective at that time.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After serving on the Board of Directors for over 10 years, Hugh Panero announced his retirement from the Board of Directors effective June 9, 2021, the date of the Annual Meeting. The Company is grateful for Mr. Panero’s many years of service on the Audit Committee of the Board of Directors and his significant contributions to the Company’s growth during critical stages in the Company’s development over the last decade. The Company wishes Mr. Panero well in all of his future endeavors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 regarding the amendments to the Company’s Charter and Bylaws is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2021, the Company held its Annual Meeting, at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following five proposals: (1) to elect two nominees for director to hold office until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”), (2) to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (“Proposal 2”), (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement (“Proposal 3”), (4) to consider, if properly presented at the Annual Meeting, a non-binding stockholder proposal requesting the Company’s Board of Directors to take each step necessary to amend the Company’s Charter and/or Bylaws to eliminate the plurality voting standard for the election of directors (“Proposal 4”) and (5) to amend the Company's Charter to reorganize the Board of Directors into one class, with each director subject to election each year for a one-year term. The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the two persons listed below as directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominee	For	Withhold	Broker Non-Votes
Darius G. Nevin	39,758,704	2,046,376	2,603,477
Stephen Trundle	41,277,885	527,195	2,603,477

Proposal 2 – Ratification of the Selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2021

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
44,183,887	210,939	13,731
There were no broker non-votes with respect to Proposal 2.

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
38,717,689	3,026,865	60,526	2,603,477
Proposal 4 – Stockholder Proposal to Elect Directors by Majority Vote

The Company's stockholders approved Proposal 4. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
37,191,239	4,576,193	37,648	2,603,477

Proposal 5 – Amendment of the Company's Charter to Declassify the Company's Board of Directors

The Company’s stockholders approved Proposal 5. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
39,288,329	2,498,744	18,007	2,603,477

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation as of June 10, 2021
3.2	Amended and Restated Bylaws as of June 10, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date:	June 10, 2021
		By:	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer
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